PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

ANYWHERE REAL ESTATE INC.
ATTN: TOM HUDSON
175 PARK AVENUE
MADISON, NJ 07940

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [●]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **[●]**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [●]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81511-TBD

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANYWHERE REAL ESTATE INC.

The Board of Directors recommends you vote FOR the following proposals 1, 2 and 3:

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of September 22, 2025, by and among Compass, Inc., Velocity Merger Sub, Inc. and Anywhere Real Estate Inc. ("Anywhere") (the agreement, which, as it may be amended from time to time, referred to as the "merger agreement", and the proposal, referred to as the "Anywhere merger proposal").	☐	☐	☐
2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Anywhere's named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.	☐	☐	☐
3. To adjourn the Anywhere special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Anywhere stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V81512-TBD

ANYWHERE REAL ESTATE INC.
Special Meeting of Stockholders
[●] [●]
This proxy is solicited on behalf of the Board of Directors of Anywhere Real Estate Inc. for the Special Meeting of Stockholders to be held [●]

The undersigned hereby appoint(s) Ryan M. Schneider and Marilyn J. Wasser, or any of them, as proxies, each with the power of substitution and each with all of the powers that the undersigned would possess if personally present at the Special Meeting of Stockholders of Anywhere Real Estate Inc., and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Anywhere Real Estate Inc. that the undersigned is/are entitled to vote at such meeting to be held at [●] on [●], virtually at [●], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Continued and to be signed on reverse side